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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934 (Amendment
                                   No._______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                               ROSS SYSTEMS, INC.
               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------------------

     (5) Total fee paid:

     ------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6) Amount Previously Paid:

     ------------------------------------------------------------------------

     (7) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (8) Filing Party:

     ------------------------------------------------------------------------

     (9) Date Filed:

     ------------------------------------------------------------------------


                                Preliminary Copy

                               ROSS SYSTEMS , INC.
                        Two Concourse Parkway, Suite 800
                             Atlanta, Georgia 30328

                                 March 23, 2001

TO THE STOCKHOLDERS OF ROSS SYSTEMS, INC.

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of ROSS SYSTEMS, Inc., which will be held at the Company's offices at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328 in the "Executive Briefing Room", on Thursday, April 26, 2001, at 10:00 a.m. local time.

     The purpose of the meeting is to (1) approve an amendment to our certificate of incorporation effecting a 1-for-10 reverse stock split and (2) comply with the capitalization regulations of NASDAQ by authorizing the Board of Directors to make further issues of common stock to holders of convertible debentures. Further details are given in the attached notice of special meeting and proxy statement.

     It is important that your shares be represented and voted at the meeting. Your vote as a stockholder of ROSS SYSTEMS, INC is important. You may vote your shares by:

     - marking, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

     You may also vote in person at the meeting. If your shares are not registered in your own name and you plan to attend the meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on April 26, 2001 and bring that evidence to the meeting.

     On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of ROSS SYSTEMS, INC.

We look forward to seeing you at the special meeting.


                                        Sincerely,


                                        /s/ J. Patrick Tinley
                                        ----------------------------
                                        J. Patrick Tinley
                                        Chief Executive Officer

                               ROSS SYSTEMS , INC.
                        Two Concourse Parkway, Suite 800
                             Atlanta, Georgia 30328

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            To be held April 26, 2001

     A special meeting of stockholders of ROSS SYSTEMS, Inc. will be held at the Company's offices at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328 in the "Executive Briefing Room", on Thursday, April 26, 2001, at 10:00 a.m. local time for the following purposes:

     1. To approve an amendment to our certificate of incorporation effecting a 1-for-10 reverse stock split;

     2. To comply with the capitalization regulations of NASDAQ by authorizing the board of directors to make further issues of common stock to holders of convertible debentures; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements.


     The foregoing items of business are more fully described in the attached proxy statement.

     Only stockholders of record at the close of business on March 20, 2001 are entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements. A list of such stockholders will be available for inspection at ROSS SYSTEMS' headquarters located at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328, during ordinary business hours for the ten-day period before the special meeting.


                                 BY ORDER OF THE BOARD OF DIRECTORS,


                                  /s/ J. Patrick Tinley
                                 --------------------------------------
                                 J. Patrick Tinley
                                 Chief Executive Officer

Atlanta, Georgia
March 23, 2001

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.


                               ROSS SYSTEMS, INC.
                        Two Concourse Parkway, Suite 800
                             Atlanta, Georgia 30328

                       -----------------------------------

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                            to be held April 26, 2001

     These proxy materials are furnished in connection with the solicitation of proxies by the board of directors of ROSS SYSTEMS, Inc., a Delaware corporation (the "Company" or "ROSS SYSTEMS"), for a special meeting of stockholders to be held at the Company's offices at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328 in the "Executive Briefing Room", on Thursday, April 26, 2001, at 10:00 a.m. local time, and at any adjournment or postponement of the special meeting. These proxy materials are first being mailed to stockholders on or about March 23, 2001.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted on at the special meeting are summarized in the accompanying notice of special meeting of stockholders. Each proposal is described in more detail in this proxy statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     ROSS SYSTEMS' common stock is the only type of security entitled to vote at the special meeting. On March 20, 2001, the record date for determination of stockholders entitled to vote at the special meeting, there were 25,647,734 shares of common stock outstanding. Each stockholder of record on the record date is entitled to one vote for each share of common stock held by the stockholder on that date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

     ROSS SYSTEMS' bylaws provide that the holders of a majority of ROSS SYSTEMS' common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

     The affirmative vote of the holders of a majority of our outstanding shares of common stock is required for approval of Proposal 1 and Proposal 2. Abstentions and broker non-votes will not be counted as having been voted on any proposal.

     If there are not sufficient votes to approve the proposals at the time of the special meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the board of directors. However, no proxy voted against a proposal will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the proposal.

Proxies

     Whether or not you are able to attend ROSS SYSTEMS' special meeting, you are urged to complete and return the enclosed proxy, which is solicited by ROSS SYSTEMS' board of directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, properly completed proxies will be voted "FOR" Proposals 1, and 2, and in the discretion of the proxy holders as to other matters that may properly come before the special meeting. You may also revoke or change your proxy at any time before the special meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of ROSS SYSTEMS at ROSS SYSTEMS' principal executive offices before the beginning of the special meeting. You may also automatically revoke your proxy by attending the special meeting and voting in person. All shares represented by a valid proxy received before the special meeting will be voted.

Solicitation of Proxies

     ROSS SYSTEMS will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional soliciting material furnished to stockholders. The Company may retain Georgeson Shareholder Communications Inc., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting of Stockholders, at a cost of $7,500 plus out of pocket expenses. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to the beneficial owners. In addition, ROSS SYSTEMS may reimburse such persons for their costs of forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of ROSS SYSTEMS. No additional compensation will be paid to these individuals for these services.

                                   PROPOSAL 1:
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                   EFFECTING A ONE-FOR-TEN REVERSE STOCK SPLIT

     Our board of directors has proposed amending Article IV of our certificate of incorporation to effect a 1-for-10 reverse stock split. The proposed amendment will reduce the number of issued and outstanding shares of our common stock by approximately 9/10's, with each 10 shares of common stock currently outstanding, referred to as "old common stock," becoming 1 share of "new common stock." The text of the proposed amendment is attached to this proxy statement as Appendix A.

Purpose of the Reverse Stock Split

     The purpose of the reverse stock split is to facilitate continued listing of our common stock on NASDAQ. On October 31, 2000, we were notified by NASDAQ that our common stock had failed to maintain a minimum bid price of $1.00 over the prior 30 consecutive trading days as required of common stocks listed on NASDAQ. The Company filed a brief on February 14, 2001, preliminary to a hearing on March 9, 2001 at which time the Company will present to the NASDAQ appeals committee, the factors supporting the continued listing. The proposed reverse stock split will be a major factor to cure the deficient stock price performance. Other factors will be the Company's return to profitability, positive cash flow, minimal debt, and the recently completed asset sale transaction. Since September 19, 2000, the closing bid price of our common stock has ranged from $0.187 to $0.968 per share.

     If the market price for our common stock remains below $1.00 per share and we are no longer listed on NASDAQ, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a penny stock, and disclosure is required about (1) sales commissions payable to both the broker-dealer and the registered representative and (2) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our common stock.

     The board of directors believes the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our common stock on NASDAQ. However, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of our common stock will remain above $1.00 after the split.

Effectiveness of the Reverse Stock Split

     If Proposal 1 is approved by stockholders, the reverse stock split would become effective at such time as we file the amendment to our certificate of incorporation with the Secretary of State of Delaware. Even if the reverse stock split is approved by stockholders, our board of directors has discretion not to carry out the reverse stock split if it determines that the split is not necessary to avoid the delisting of our common stock from NASDAQ, based on market prices at the time, or it determines that the split will not be beneficial for any other reason. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

Certificates and Fractional Shares

     As soon as practicable after the effective date, ROSS SYSTEMS, INC. will request all stockholders to return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from ROSS SYSTEMS' transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

    Stockholders whose shares are held by their stock-broker, do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the 1 for 10 reverse split.

     Beginning with the effective date, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

     No fractional shares will be issued. In lieu of any fractional shares, each holder of old common stock who would otherwise have been entitled to a fraction of a share of new common stock upon surrender of the holder's certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional interest to which the holder would otherwise be entitled, after taking into account all shares of old common stock then held on date of record by the holder, and (ii) the average last sale price of shares of old common stock for the 20 trading days immediately before the effective date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported on NASDAQ.

Effects of the Reverse Stock Split

     The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 25,648,000 shares to approximately 2,564,800 shares. In addition, the board will take appropriate action to adjust proportionately the number of shares of common stock issuable upon exercise of outstanding options, and to adjust the related exercise prices, to reflect the reverse stock split. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately 3,200,000 shares to approximately 320,000 shares.

     The reduction in the number of outstanding shares is expected to increase the bid price of our common stock, although there can be no assurance that the price will increase in inverse proportion to the 1-for-10 reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock.

     The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

     The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Because no fractional shares of new common stock will be issued, any stockholder who owns fewer than 10 shares of old common stock will cease to be a stockholder of ROSS SYSTEMS, on the effective date. We do not anticipate that the reverse stock split will result in any material reduction in the number of holders of common stock. Each stockholder's percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares. We estimate that the cost for fractional shares will not exceed $100,000.

     Because our authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our board of directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

     While the board of directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control ROSS SYSTEMS. The reverse stock split is not being recommended by the board as part of an anti-takeover strategy.

Certain Federal Income Tax Consequences

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the reverse stock split.

     ROSS SYSTEMS has been advised that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earnings and profits of the Company, the reverse stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of new common stock received by a stockholder will include the stockholder's holding period for its shares of old common stock with respect to which the shares of new common stock are issued, provided that the shares of old common stock were held as capital assets. The adjusted tax basis of each share of new common stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of old common stock with respect to which the share of new common stock is issued. A stockholder who receives cash in lieu of a fractional share of new common stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

Vote Required

     The affirmative vote of the holders of the majority of our outstanding shares of common stock is required for approval of the reverse stock split. Broker non-votes and abstentions will not be counted as having been voted for the proposal.

     Stockholders have no right under Delaware law or our Certificate of Incorporation or bylaws to exercise dissenters' rights of appraisal with respect to the reverse stock split.

     The board of directors recommends a vote "FOR" approval of the amendment effecting the reverse stock split. All proxies solicited by the board of directors will be voted "FOR" Proposal 1 unless stockholders specify in their proxies a contrary choice.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information about the beneficial ownership of our common stock as of January 31, 2001. We have listed (1) each person that beneficially owns more than 5% of the outstanding common stock, (2) each of our directors, (3) each of our executive officers identified in the summary compensation table in our annual meeting proxy statement, and (4) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                                                       Approximate
                                                                  Shares       Options Exercisable       Percent
                                                                Beneficially     within 60 days of     Beneficially
Name of Beneficial Owners                                         Owned(1)     February 15, 2001(2)       Owned
-------------------------                                       ------------   --------------------    ------------
Dennis V. Vohs...........................................         797,314             320,729             3.1%
J. Patrick Tinley........................................         316,795             246,295             1.2%
Oscar Pierre Prats.......................................         221,888              27,000               *%
Robert B. Webster........................................         148,800              39,500               *%
Eric W. Musser...........................................          46,311              35,875               *%
Verome M. Johnston.......................................          24,104               6,250               *%
Mario M. Rosati..........................................          24,000              24,000               *%
Bruce J. Ryan............................................          24,000              24,000               *%
J. William Goodhew, III..................................          19,500              19,500               *%
Rod Jones................................................           7,500               7,500               *%
Gary Nowacki.............................................           6,250               6,250               *%
Richard Thomas...........................................           6,250               2,500               *%
All officers and directors as a group
      (13 persons).......................................       1,642,988             759,399             6.4%

         * Less than 1%.

(1) The table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated, each of the stockholders named in the table has sole voting investment and/or dispositive power with respect to all shares of Common Stock shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)  These options are included in the Shares Beneficially Owned.

            STOCKHOLDER PROPOSALS FOR APRIL 26, 2001 SPECIAL MEETING

     Stockholder proposals intended to be presented at the April 26, 2001 Special Meeting must be received by ROSS SYSTEMS at its offices at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328, Attn: Investor Relations, not later than April 12, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in ROSS SYSTEMS 's proxy statement for that meeting. Under Rule 14a-4(c) of the Securities Exchange Act of 1934, a stockholder proposal intended to be presented at a Special Meeting must be received by ROSS SYSTEMS at its offices at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328, Attn: Investor Relations, not later than April 12, 2001 in order to prevent the board of directors' proxy holders from using their discretionary voting authority to vote on the proposal when the proposal is raised at the Special Meeting, even though there is no discussion of the proposal in ROSS SYSTEMS 's proxy statement for that meeting.

                                   PROPOSAL 2:

AUTHORIZATION TO MAKE FURTHER ISSUES OF COMMON STOCK TO HOLDERS OF CONVERTIBLE DEBENTURES

     Our board of directors has proposed that shareholders approve issuances of up to 4,000,000 (400,000 post split) additional common shares to holders of convertible debentures. This will enable the Company to satisfy requirements for repayment of convertible debt with equity rather than cash. For the sake of familiarity, this document expresses the number of shares in terms of existing shares, before the reverse stock split discussed in Proposal 1 of this document, and notes in parenthesis the number of shares expressed in post reverse split terms.

Convertible debt

     On February 6, 1998, the Company closed a private placement of up to $10,000,000 of convertible subordinated debentures to certain institutional investors (the "Investors") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. The investors invested $6,000,000 on February 6, 1998 and $4,000,000 on June 11, 1998. As of December 31, 2000, the remaining balance after conversions and redemptions is $759,000. The material agreements between the Company and each Investor have been filed as exhibits to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on February 12, 1998.

Limitation on conversion

     As of October 27, 2000 the Company had issued an aggregate amount of shares equal to 19.99% of the number of common shares outstanding on February 6, 1998, the date of the original transaction. As such, NASDAQ capitalization regulations preclude further issuances without shareholder approval or waiver by NASDAQ. The Company has been denied waiver by NASDAQ and is therefore required to pursue shareholder approval. However, at the debenture holders' option, if shareholder approval is not secured, the total outstanding debentures totaling $759,000 plus interest accrued to date of redemption, may be redeemable in cash at a premium of 115% of the face value outstanding.

Conversion price

     The conversion price for the convertible debentures is (P + I) divided by the Conversion Date Market Price, where P equals the outstanding principal amount of the convertible debenture submitted for conversion, I equals accrued but unpaid interest as of the conversion date and Conversion Date Market Price equals the lesser of the maximum conversion price (as defined below) or 101% of the average of the two lowest closing bid prices for the Company's Common Stock as reported by the Bloomberg Service for the thirty trading days immediately before the conversion date. The maximum conversion price is 115% of the average closing bid price of the Common Stock, as reported by the Bloomberg Service over the 1998 calendar year. The average closing bid price for this period was

$3.5718 per share ($35.718 per post split share), which results in a maximum conversion price of $4.10757 per share ($41.0757 per post split share).

Number of shares required to redeem the outstanding convertible debt

     The computation of the number of shares required to redeem the current outstanding debt of $759,000 plus interest at 6%, will vary as the share price varies. The total indebtedness made up of capital plus interest, to the maturity date of the debt, is $878,800. This assumes that the debenture holders will not exercise their conversion rights prior to maturity date. On this basis, for example, the number of shares required to redeem the debt at a share price of $0.437 (closing bid price February 21, 2001) would be 2,009,153 shares (200,916 post split). The actual conversion price will vary according to the market price of the shares at the time. To ensure that the Company can redeem the debt, even if the share price deteriorated, the Board of Directors believes the provision should be made for the issuance of 4,000,000 shares (400,000 post split).

Limit of 4.9% on amount of common stock owned by debenture holders


     The Convertible Debenture agreement states that holders of debentures may not own more than 4.9% of the issued, common stock of the Company. In order that this limitation is not exceeded, conversions of debentures into common stock are required to occur in amounts totaling less than 4.9% of the issued common stock of the Company, and subsequent redemption transactions will be prohibited until sufficient shares have been disposed of by the debenture holders. This limitation is not viewed by the Board of Directors as an inhibiting factor in the redemption of the remaining debentures.

Effect on the Company of redemption of debentures with common stock


     The redemption of the debentures with common stock is advantageous to the Company because it will negate the necessity to redeem the debentures in cash. The Company's cash reserves are limited at present, and the Company prefers to retain as much cash as possible for funding its working capital needs. The requirement to repay the debt at 115% of the outstanding capital on April 26, 2001 for example, would result in a payment of $916,087, which could be better utilized as working capital.

Effect on shareholders of the redemption of debentures with common stock


     The redemption of debentures with common stock will have a dilution effect on existing shareholders. A total redemption of the outstanding debentures principal plus accrued interest to maturity, at a price of $0.437 per share, for example, would result in an increase of issued shares from the current amount of approximately 25,690,000 (2,569,000 post split) by approximately 2,010,000 (210,000 post split) shares to approximately 27,700,000 (2,770,000 post split) shares. Shareholders' funds in the balance sheet would increase by the amount redeemed.

Vote Required


     The affirmative vote of the holders of the majority of our outstanding shares of common stock is required for approval of the further issuances of common stock to debenture holders. A vote in the affirmative will permit the issuance of common stock in excess of the limits imposed by the rules of NASDAQ.

     The board of directors recommends a vote "FOR" approval of the amendment effecting the issuance of further shares. All proxies solicited by the board of directors will be voted "FOR" Proposal 2 unless stockholders specify in their proxies a contrary choice.

                       WHERE YOU CAN FIND MORE INFORMATION

     ROSS SYSTEMS files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room     New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center        500 West Madison Street
Room 1024                 Suite 1300                  Suite 1400
Washington, DC  20549     New York, NY  10048         Chicago, IL 60661

     You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as ROSS SYSTEMS, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about ROSS SYSTEMS at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006.

     The SEC allows us to "incorporate by reference" information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. This document incorporates by reference the documents set forth below that ROSS SYSTEMS has previously filed with the SEC and documents that ROSS SYSTEMS may file with the SEC between the date of this Proxy Statement and the date of the special meeting. These documents contain important information about ROSS SYSTEMS and its finances:

     o    Annual Report on Form 10-K for fiscal year ended June 30, 2000
     o    Quarterly  Report on Form 10-Q for fiscal  quarter ended  December 31,
          2000
     o    Current Reporton Form 8-K filed February 12, 1998

     You can obtain either of the documents incorporated by reference in this document from ROSS SYSTEMS, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from ROSS SYSTEMS without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE SHARE EXCHANGE. ROSS SYSTEMS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

     THIS PROXY STATEMENT IS DATED MARCH 23, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO ROSS SYSTEMS SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                  OTHER MATTERS

     The board knows of no other matters to be presented for stockholder action at the special meeting. However, if other matters do properly come before the special meeting or any adjournments or postponements, the board intends that the persons named in the proxies will vote on such matters in accordance with their best judgment.


                                         BY ORDER OF THE BOARD OF DIRECTORS,



                                          /s/ J. Patrick Tinley
                                         -----------------------------------
                                          J.  Patrick Tinley
                                         Chief Executive Officer

Atlanta, Georgia
March 23, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER.

                                   APPENDIX A

  AMENDMENT TO CERTIFICATE OF INCORPORATION OF ROSS SYSTEMS , INC. EFFECTING A
                              REVERSE STOCK SPLIT


     A new paragraph to Article IV of the Company's Certificate of Incorporation shall be added as follows:

     "Simultaneously with the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation (the "Effective Date"), each ten shares of Common Stock of the corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) the average of the last sale price per share of the Old Common Stock on the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the NASDAQ National Market. No interest shall be payable on the Cash-in-Lieu Amount."

Preliminary Copy

                         PROXY ROSS SYSTEMS , INC. PROXY

               Two Concourse Parkway, Suite 800, Atlanta, GA 30328

     This Proxy is Solicited on Behalf of the Board of Directors of ROSS SYSTEMS , Inc. for the Special Meeting of Stockholders to be held April 26, 2001.

     The undersigned holder of common stock, par value $.001, of ROSS SYSTEMS , Inc. hereby appoints Patrick J. Tinley and Robert Webster, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of ROSS SYSTEMS that the undersigned stockholder would be entitled to vote if personally present at the special meeting of stockholders to be held on Thursday, April 26, 2001 at 10:00 a.m. local time, at the Company's offices at Two Concourse Parkway, Suite 800, Atlanta, GA 30328 and at any adjournments or postponements of the special meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of ROSS SYSTEMS either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                   (Reverse)
                               ROSS SYSTEMS , INC.


Please mark votes
[X] as in this example

Proposal 1: To approve an amendment to our certificate of incorporation to effect a 1 for 10 reverse stock split.

                    FOR               AGAINST              ABSTAIN
                    [_]                 [_]                  [_]

Proposal 2: To approve the increase in the number of shares which can be issued in respect of the conversion of debt to common stock.

                    FOR               AGAINST              ABSTAIN
                    [_]                 [_]                  [_]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

The undersigned acknowledges receipt of the accompanying notice of special meeting of stockholders and proxy statement.

Signature:____________________ Signature (if held jointly):_____________________
Date:_________, 2001

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by president or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.